UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 3, 2023

Stronghold Digital Mining, Inc.
(Exact Name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-40931	86-2759890
(Commission File Number)	(IRS Employer Identification No.)

595 Madison Avenue, 28th Floor New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(845) 579-5992

Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SDIG	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

The preliminary information set forth in Item 7.01 of this Form 8-K regarding the estimated results of Stronghold Digital Mining, Inc. (the “Company,” “we” or “our”) for the second quarter of 2023 is hereby incorporated by reference into this Item 2.02.

The information furnished in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 7.01	Regulation FD Disclosure.

On August 3, 2023, the Company issued a press release regarding certain business and financial updates. A copy of the press release is attached as Exhibit 99.1 hereto.

The information furnished in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

Second Quarter 2023 Operational and Financial Update and July Bitcoin Mining Update

The Company generated an estimated revenue of $18.2 million, an estimated net loss of $11.7 million, and an estimated Adjusted EBITDA loss of $2.6 million (see “Use and Reconciliation of Non-GAAP Financial Measures” and “Preliminary Non-GAAP Reconciliations” below for a reconciliation of this non-GAAP financial measure) during the second quarter of 2023. Estimated revenue comprised $13.8 million from cryptocurrency self-mining, $3.1 million from cryptocurrency hosting, $0.7 million from the sale of energy, and $0.6 million from capacity sales. The preliminary results are unaudited and subject to completion.

The Company was awarded 626 Bitcoin during the second quarter of 2023. It mined 205 Bitcoin in July and generated approximately $0.6 million in energy revenue from curtailment operations over the course of the month, which represents the equivalent of an additional approximately 20 Bitcoin based on the average price of Bitcoin in July.

The estimated results set forth herein are based on preliminary information as of the date of this Form 8-K and are subject to change following completion of the quarter-end review process for the quarter ended June 30, 2023, and the potential impact of other developments arising between the date of this Form 8-K and the time such financial results are finalized. These estimates should not be relied upon as fact or as an accurate representation of future results, and their presentation is not intended to represent actual results. Actual results remain subject to the completion of management’s final reviews and our other financial closing procedures.

Accelerating 2023 Hash Rate Guidance

During the month of July, the Company purchased over 1,000 additional MicroBT Whatsminer M50 and M50S miners, with aggregate hash rate capacity of ~130 PH/s, for approximately $2.1 million (the “MicroBT Purchase”). These miners are expected to be delivered to the Company and plugged in by the end of August.

With the recent announcements of the purchase of 2,000 Canaan Avalon A1346 Bitcoin miners (~220 PH/s) for a total purchase price of approximately $3 million (the “Canaan Purchase”), the addition of 2,000 hosted Canaan Avalon A1346 Bitcoin miners to the previously announced Canaan Bitcoin Mining Agreement (~210 PH/s), and the MicroBT Purchase (~130 PH/s), the Company expects to add ~560 PH/s to its existing hash rate capacity by September 1, 2023. This would allow the Company to reach its previously announced 4.0 EH/s hash rate capacity guidance one month sooner than expected.

Liquidity and Capital Resources Update

As of June 30, 2023, and August 1, 2023, the Company had approximately $6.5 million and $6.1 million, respectively, of cash and cash equivalents and Bitcoin on the Company’s balance sheet, which included 47 Bitcoin and 50 Bitcoin, respectively. As of June 30, 2023, and August 1, 2023, the Company had principal amount of outstanding indebtedness of approximately $59 million. As of August 1, 2023, the Company had received net proceeds of approximately $6.0 million from the sale of 781,438 shares of its Class A common stock under the at-the-market offering agreement with H.C. Wainwright & Co., LLC, of which approximately $5.3 million, or 88%, was used for the MicroBT Purchase and the Canaan Purchase.

Nasdaq Continued Listing Compliance and Cure

On November 30, 2022, we received a written notification from the Nasdaq notifying us that we were not in compliance with the Nasdaq listing requirement to maintain a minimum bid price of $1.00 per share for 30 consecutive business days. We were granted a 180 calendar day period to regain compliance.

On May 15, 2023, we effected the previously announced 1-for-10 reverse stock split of our Class A common stock, par value $0.0001 per share, and Class V common stock, par value $0.0001 per share. On May 31, 2023, we received a letter from the Nasdaq indicating that, based on the closing bid price of our common stock price for the 10 trading days ended May 30, 2023, our stock price was above the Nasdaq's minimum share price requirement. Accordingly, we have successfully regained compliance with the Nasdaq's continued listing standards.

Litigation and Legal Proceeding Update

Federal Energy Regulatory Commission ("FERC") Matters

On November 19, 2021, Scrubgrass received a notice of breach from PJM Interconnection, LLC alleging that Scrubgrass breached Interconnection Service Agreement – No. 1795 (the “ISA”) by failing to provide advance notice to PJM Interconnection, LLC and Mid-Atlantic Interstate Transmission, LLC pursuant to ISA, Appendix 2, section 3, of modifications made to the Scrubgrass Plant. On December 16, 2021, Scrubgrass responded to the notice of breach and respectfully disagreed that the ISA had been breached. On January 7, 2022, Scrubgrass participated in an information gathering meeting with representatives from PJM regarding the notice of breach and Scrubgrass continues to work with PJM regarding the dispute, including conducting a necessary study agreement with respect to the Scrubgrass Plant. On January 20, 2022, the Company sent PJM a letter regarding the installation of a resistive computational load bank at the Panther Creek Plant. On March 1, 2022, the Company executed a necessary study agreement with respect to the Panther Creek Plant. PJM's investigation and discussions regarding the notice of breach at the Scrubgrass Plant and Panther Creek Plant and other potential issues related to the computational load banks are ongoing and discussions between PJM and the Company is continuing.

On May 11, 2022, the Division of Investigations of the FERC Office of Enforcement (“OE”) informed the Company that the Office of Enforcement is conducting a non-public preliminary investigation concerning Scrubgrass’ compliance with various aspects of the PJM tariff. The OE requested that the Company provide certain information and documents concerning Scrubgrass’ operations by June 10, 2022. On July 13, 2022, after being granted an extension to respond by the OE, the Company submitted a formal response to the OE's request. Since the Company submitted its formal response to the OE's request, the Company has had further discussions with the OE regarding the Company's formal response. The OE's investigation, and discussions between the OE and the Company, regarding potential instances of non-compliance is continuing. The Company does not believe that the PJM notice of breach, the Panther Creek necessary study agreement, discussions regarding other potential issues related to the computational load bank or the preliminary investigation by the OE will have a material adverse effect on the Company’s reported financial position or results of operations, although the Company cannot predict with certainty the final outcome of these proceedings.

Winter v. Stronghold Digital Mining Inc., et al., U.S. District Court for the Southern District of New York

On April 14, 2022, the Company, and certain of our current and former directors, officers and underwriters were named in a putative class action complaint filed in the United States District Court for the Southern District of New York. In the complaint, the plaintiffs allege that the Company made misleading statements and/or failed to disclose material facts in violation of Section 11 of the Securities Act, 15 U.S.C. §77k and Section 15 of the Securities Act, about the Company’s business, operations, and prospects in the Company’s registration statement on Form S-1 related to its initial public offering, and when subsequent disclosures were made regarding these operational issues when the Company announced its fourth quarter and full year 2021 financial results, the Company’s stock price fell, causing significant losses and damages. As relief, the plaintiffs are seeking, among other things, compensatory damages. On August 4, 2022, co-lead plaintiffs were appointed. On October 18, 2022, the plaintiffs filed an amended complaint. On December 19, 2022, the Company filed a Motion to Dismiss. On February 17, 2023, the plaintiffs filed an opposition to the defendant's motion to dismiss. On March 20, 2023, the Company filed a reply brief in further support of its motion to dismiss. On June 13, 2023, the Company made oral arguments in support of its motion to dismiss. The Company cannot predict when the court will rule on its motion. The defendants believe the allegations in the initial complaint are without merit and intend to defend the suit vigorously.

Mark Grams v. Treis Blockchain, LLC, Chain Enterprises, LLC, Cevon Technologies, LLC, Stronghold Digital Mining, LLC, David Pence, Michael Bolick, Senter Smith, Brian Lambretti and John Chain

On May 4, 2023, Stronghold Digital Mining, LLC, a subsidiary of the Company, was named as one of several defendants in a complaint filed in the United States District Court for the Middle District of Alabama Eastern Division (the "Grams Complaint"). The Grams Complaint alleges that certain Bitcoin miners the Company purchased from Treis Blockchain, LLC ("Treis") in December 2021 contained firmware that is alleged to have constituted “trade secrets” owned by Grams. Principally, the Grams Complaint included allegations of misappropriation of these alleged trade secrets.

The Company believes that the allegations against it and its subsidiaries in the Grams Complaint are without merit and intends to vigorously defend the suit. To that end, the Company has entered into a joint defense agreement with Treis and the other named defendants. The Company has also entered into a tolling agreement with Treis.

The Company filed a motion to dismiss the case for lack of personal jurisdiction on June 23, 2023. The Company does not believe the Grams Complaint will have a material adverse effect on the Company's reported financial position or results of its operations.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements contained in this current report on Form 8-K constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements and the business prospects of the Company are subject to a number of risks and uncertainties that may cause the Company’s actual results in future periods to differ materially from the forward-looking statements. These risks and uncertainties include, among other things: the recent restructuring of the Company’s debt and the performance and satisfaction of various obligations under the agreements entered into in order to effect such restructuring of debt; the hybrid nature of our business model, which is highly dependent on the price of Bitcoin; our dependence on the level of demand and financial performance of the crypto asset industry; our ability to manage growth, business, financial results and results of operations; uncertainty regarding our evolving business model; our ability to retain management and key personnel and the integration of new management; our ability to raise capital to fund business growth; our ability to maintain sufficient liquidity to fund operations, growth and acquisitions; our substantial indebtedness and its effect on our results of operations and our financial condition; uncertainty regarding the outcomes of any investigations or proceedings; our ability to enter into purchase agreements, acquisitions and financing transactions; public health crises, epidemics, and pandemics such as the coronavirus pandemic; our ability to procure crypto asset mining equipment from foreign-based suppliers; our ability to maintain our relationships with our third party brokers and our dependence on their performance; our ability to procure crypto asset mining equipment; developments and changes in laws and regulations, including increased regulation of the crypto asset industry through legislative action and revised rules and standards applied by The Financial Crimes Enforcement Network under the authority of the U.S. Bank Secrecy Act and the Investment Company Act; the future acceptance and/or widespread use of, and demand for, Bitcoin and other crypto assets; our ability to respond to price fluctuations and rapidly changing technology; our ability to operate our coal refuse power generation facilities as planned; our ability to avail ourselves of tax credits for the clean-up of coal refuse piles; and legislative or regulatory changes, and liability under, or any future inability to comply with, existing or future energy regulations or requirements. More information on these risks and other potential factors that could affect our financial results is included in the Company’s filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of its Annual Report on Form 10-K filed on April 3, 2023, its Quarterly Report on Form 10-Q filed on May 12, 2023, and in its Current Reports on Form 8-K. Any forward-looking statement speaks only as of the date as of which such statement is made, and, except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.

Use and Reconciliation of Non-GAAP Financial Measures

This Form 8-K contains certain non-GAAP financial measures, including Adjusted EBITDA, as a measure of our operating performance. Adjusted EBITDA is a non-GAAP financial measure. We define Adjusted EBITDA as net income (loss) before interest, taxes, depreciation and amortization, further adjusted by the removal of one-time transaction costs, impairment of digital currencies, realized gains and losses on the sale of long-term assets, expenses related to stock-based compensation, gains or losses on derivative contracts, gain on extinguishment of debt, realized gain or loss on sale of digital currencies, waste coal credits, commission on sale of ash, or changes in fair value of warrant liabilities in the period presented. See reconciliation below.

Our board of directors and management team use Adjusted EBITDA to assess our financial performance because they believe it allows them to compare our operating performance on a consistent basis across periods by removing the effects of our capital structure (such as varying levels of interest expense and income), asset base (such as depreciation, amortization, impairment, and realized gains and losses on sale of long-term assets) and other items (such as one-time transaction costs, expenses related to stock-based compensation, and unrealized gains and losses on derivative contracts) that impact the comparability of financial results from period to period. We present Adjusted EBITDA because we believe it provides useful information regarding the factors and trends affecting our business in addition to measures calculated under GAAP. Adjusted EBITDA is not a financial measure presented in accordance with GAAP. We believe that the presentation of this non-GAAP financial measure will provide useful information to investors and analysts in assessing our financial performance and results of operations across reporting periods by excluding items we do not believe are indicative of our core operating performance. Net income (loss) is the GAAP measure most directly comparable to Adjusted EBITDA. Our non-GAAP financial measure should not be considered as an alternative to the most directly comparable GAAP financial measure. You are encouraged to evaluate each of these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in such presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. There can be no assurance that we will not modify the presentation of Adjusted EBITDA in the future, and any such modification may be material. Adjusted EBITDA has important limitations as an analytical tool and you should not consider Adjusted EBITDA in isolation or as a substitute for analysis of our results as reported under GAAP and should be read in conjunction with the financial statements contained in our filings with the Securities and Exchange Commission. Because Adjusted EBITDA may be defined differently by other companies in our industry, our definition of this non-GAAP financial measure may not be comparable to similarly titled measures of other companies, thereby diminishing its utility.

Preliminary Non-GAAP Reconciliations:

A reconciliation of the Company’s net earnings (loss), the closest GAAP measure, to Adjusted EBITDA is presented in the following table:

Three months ended
(in millions)	June 30, 2023
Net Loss (GAAP)	$(11.7)
Plus:
Interest expense	2.6
Depreciation and amortization	8.6
Stock-based compensation	4.4
Impairments on digital currencies	0.3
Realized gain on sale of digital currencies	(0.3)
Changes in fair value of warrant liabilities	(6.5)
Adjusted EBITDA (Non-GAAP)	$(2.6)

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1*	Press release dated August 3, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
*  Furnished herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRONGHOLD DIGITAL MINING, INC.

Date: August 3, 2023	By:	/s/ Gregory A. Beard
	Name:	Gregory A. Beard
	Title:	Chief Executive Officer and Chairman